UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File Number	I.R.S. Employer Identification No.)

800 West Madison Street, Chicago, IL	60607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in July 2012, the Organization and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) and the independent members of the Board approved changes to the compensation arrangements for Mitchell Feiger, President and Chief Executive Officer, and Jill E. York, Vice President and Chief Financial Officer, to reflect the Company’s March 2012 exit from the TARP Program and its restrictions and limitations on incentive compensation, including equity-based long-term incentive compensation (“LTI”).

On August 29, 2012, as part of the updating of compensation arrangements to reflect the exit from TARP, the independent members of the Board (based upon the recommendations of the Committee) approved 2012 LTI awards for Mr. Feiger, and the Committee approved 2012 LTI awards for Ms. York and the Company’s other named executive officers. The LTI awards consist of a mix of performance share units (“PSUs”), restricted stock and stock options, as set forth in the table below.
	PSUs (Target (#))	Restricted Stock (Shares or Units)	Stock Options
Mitchell Feiger	26,593	21,275	23,124

Jill E. York	8,314	6,651	7,229

Burton J. Field	1,465	1,172	1,274

Brian J. Wildman	5,294	4,235	4,604

Susan G. Peterson	4,682	3,746	4,071

Vesting and payment of the PSU awards is based on the Company’s relative total stockholder return (“TSR”) during a three-year performance period ending August 28, 2015, as compared to the TSR of members of a peer group consisting of financial institutions in the SNL Midcap Bank Index over the same period. The grantees will earn 25% of the target number of PSUs if the Company’s TSR is at the 25th percentile of the group, the target number if the Company’s TSR is at the 50th percentile, and 175% of the target number if the Company’s TSR is at or above the 75th percentile.  No PSUs will be earned if the Company's TSR is below the 25th percentile.

Earned PSUs, if any, will be paid (each earned PSU equals one share of the Company’s common stock, plus dividend equivalents) within 30 days after the end of the performance period.  No earned PSUs will be paid if the grantee’s employment has terminated before the end of the performance period, unless the termination was a qualifying termination under the PSU award agreement.  In such event, the grantee will be entitled to receive earned PSUs, if any, at the end of the performance period as if employment had not terminated.  In the event of a change in control, the performance period will end and the number of PSUs earned, if any, will be based on the Company’s relative TSR ranking through the date of change in control.  Vesting and payment of any earned PSUs will be “double-trigger.”  Vesting and payment will not automatically accelerate due to the change in control; vesting and payment with respect to earned PSUs will be made at the end of the three-year performance period, subject to acceleration in the event of a qualifying termination upon or after the change in control.

The restricted stock and stock option awards vest in 25% increments on each of the first four anniversaries of the date of grant, subject to continued employment.  The awards will continue to vest or, in some circumstances, vest in full in the event of a qualifying termination.  The awards have double-trigger vesting as described above, and will not automatically vest upon a change in control.

Forms of the award agreements, which set forth the terms of the awards, are filed as exhibits to this report.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.30                     Form of Performance Share Unit Award Agreement
10.31                     Form of Incentive Stock Option Agreement (Management Committee)
10.31A                  Form of Non-Qualified Stock Option Agreement (Management Committee)
10.32                     Form of Restricted Stock Agreement (Management Committee)
10.32A                  Form of Restricted Stock Unit Agreement (Management Committee)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MB FINANCIAL, INC.

Date: September 5, 2012	By: /s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.30	Form of Performance Share Unit Award Agreement

10.31	Form of Incentive Stock Option Agreement (Management Committee)

10.31A	Form of Non-Qualified Stock Option Agreement (Management Committee)

10.32	Form of Restricted Stock Agreement (Management Committee)

10.32A	Form of Restricted Stock Unit Agreement (Management Committee)